Exhibit 99.1

OMNIQ Receives $1.1 Million Purchase Order for Data Collection Solutions achieving over $28M in new orders since January 1st, 2021.

● Customer is a leading, global specialty retailer of apparel and accessories for Men, Women and Kids

● Customer’s annual revenue exceeds $3B operates over 750 stores in North America.

● Demonstrates the strength of OMNIQ’s customer base combined with the quality of OMNIQ’s solutions.

SALT LAKE CITY (GLOBE NEWSWIRE) — OMNIQ Corp (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced today that it has received an approximately $1.1 million purchase agreement from a leading global specialty apparel retailer, which generates over $3 billion in annual revenue. The agreement calls for mobile computerized IoT equipment as well as distribution center solutions to support their e-commerce initiatives and operations.

OMINQ’s customer has more than 750 stores across the United States, Canada, Europe, Asia and the Middle East.

OMNIQ’s suite of supply chain mobility solutions include advanced mobile technologies that are transforming the way businesses operate by automating the process and eliminating manual and paper-based processes that cause delays in operation and losses. OMNIQ’s Solutions provide the tracking all the IoT devices, managing applications and content, all while keeping devices and data, safe and secured. The systems provide a more “contactless” approach to the customer’s retail and logistics operations, and will be integrated with the corporate automated services.

“I am satisfied with the 2021 momentum with this $1.1 million contract we achieved a record of over $28 million in new orders generated since January 1st, commented, “Shai Lustgarten, CEO of OMNIQ. We’re pleased to supply this leading retailer with OMNIQ’s supply chain solutions to generate better efficiencies, service, and operations.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com